Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-197797 on Form S-3 of Phillips 66 Partners LP and Phillips 66 Partners Finance Corporation, Amendment No. 1 to Registration Statement No. 333-209870 on Form S-3 of Phillips 66 Partners LP, and Registration Statement No. 333-190195 on Form S-8 of Phillips 66 Partners LP, of our report dated February 12, 2016, relating to the consolidated financial statements of DCP Sand Hills Pipeline, LLC and subsidiaries as of and for the year ended December 31, 2015, appearing in this Current Report on Form 8-K of Phillips 66 Partners LP dated August 1, 2016.
We also consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-197797 on Form S-3 of Phillips 66 Partners LP and Phillips 66 Partners Finance Corporation, Amendment No. 1 to Registration Statement No. 333-209870 on Form S-3 of Phillips 66 Partners LP, and Registration Statement No. 333-190195 on Form S-8 of Phillips 66 Partners LP, of our report dated February 12, 2016, relating to the consolidated financial statements of DCP Southern Hills Pipeline, LLC and subsidiaries as of and for the year ended December 31, 2015, appearing in this Current Report on Form 8-K of Phillips 66 Partners LP dated August 1, 2016.

/s/ Deloitte & Touche LLP

Denver, Colorado
August 1, 2016